Exhibit 10.2
AMENDMENT TO VOTING AND STANDSTILL AGREEMENT
     This AMENDMENT TO VOTING AND STANDSTILL AGREEMENT (this “Amendment”) is made and entered into on June 7, 2010, at 3:00 p.m. Central Daylight Time, by and between United American Healthcare Corporation, a Michigan corporation (the “Company”) and St. George Investments, LLC, a Delaware limited liability company (“St. George”).
     1. This Amendment amends that certain Voting and Standstill Agreement (the “Agreement”) that was made and entered into as of March 19, 2010, by and between the Company and St. George, by adding the following language as Section 10.1(f) of the Agreement:
“(f) The Company may elect to eliminate the cash reserve required pursuant to SECTIONS 10.1(b), 10.1(c) and 10.1(e) above, provided that it replaces such cash reserve with other collateral that is reasonably acceptable to St. George.”
     2. St. George hereby waives, for a period of 45 days commencing on the date hereof, compliance of the Company with its covenants set forth in Sections 10.1(b), 10.1(c) and 10.1(e) of that certain Voting and Standstill Agreement that was made and entered into as of March 19, 2010, as amended by that certain Amendment to Voting and Standstill Agreement made and entered into as of the date and time hereof, by and between the Company and St. George.
     3. The following language is hereby deemed by the Company and St. George to be added as Subsection (a)(vi) under the definition of “Event of Default” in Section 10 of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Company, which is attached as Exhibit A to the Agreement:
“(a)(vi) In the event that the Company elects to eliminate the cash reserve pursuant to Section 10.1(f) of that certain Voting and Standstill Agreement made and entered into as of March 19, 2010, and amended on June 4, 2010, by and between the Company and St. George Investments, LLC, then Subsections (a)(ii), (a)(iii) and (a)(v) above shall be null and of no effect.”
     4. All terms and conditions of the Agreement, except for those modified by this Amendment, are hereby ratified and confirmed.

COMPANY:		ST. GEORGE:

United American Healthcare Corporation,		St. George Investments, LLC,
a Michigan corporation		a Delaware limited liability company

By:	/s/ William C. Brooks	By:	Fife Trading, Inc.
	Name: William C. Brooks		an Illinois corporation, its Manager
Title: President and Chief Executive Officer
			By:	/s/ John M. Fife
Name: John M. Fife
Title: President